UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2007
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction) of Incorporation)	001-09186 (Commission File Number)	23-2416878 (IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA (Address of Principal Executive Offices)	19044 (Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 18, 2007, Toll Brothers, Inc. (the “Corporation”) adopted new forms of non-qualified stock option grant documents under the Corporation’s Stock Incentive Plan for Employees (2007) and the Corporation’s Stock Incentive Plan for Non-Employee Directors (2007). The forms were amended to allow optionees, under certain circumstances, to exercise options by means of a net issuance of shares. These form documents are effective as of the date hereof and shall be used for future option grants under the Corporation’s Stock Incentive Plan for Employees (2007) and the Corporation’s Stock Incentive Plan for Non-Employee Directors (2007). Copies of the new forms of non-qualified stock option grant documents are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein
Item 9.01. Financial Statements and Exhibits.
(c). Exhibits.
     The following Exhibit is filed as part of this Current Report on Form 8-K:

Exhibit
No.	Item

10.1*	Form of Non-Qualified Stock Option Grant pursuant to the Toll Brothers, Inc. Stock Incentive Plan for Employees (2007).

10.2*	Form of Non-Qualified Stock Option Grant pursuant to the Toll Brothers ,Inc. Stock Incentive Plan for Non-Employee Directors (2007).

*	Filed electronically herewith.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.	Dated: December 19, 2007

By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer